                                POWER OF ATTORNEY

         We, the undersigned Trustees of each of the funds listed on Schedule A hereto, hereby severally constitute and appoint John Hill, George Putnam III, Charles E. Porter, Patricia Flaherty, John W. Gerstmayr, Bryan Chegwidden and Gordon H. Silver, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacity indicated below, the Registration Statements on Form N-2 or Form N-14 of each of the funds listed on Schedule A hereto and any all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

         WITNESS my hand and seal on the date set forth below.


SIGNATURE                           TITLE                                       DATE

/s/ John A. Hill                         Chairman of the Board; Trustee                      March 16, 2001
----------------
John A. Hill

/s/ George Putnam, III                   President; Principal Executive Officer;             March 19, 2001
----------------------                   Trustee
George Putnam, III

/s/ Jameson A. Baxter                    Trustee                                             March 14, 2001
---------------------
Jameson A. Baxter

/s/ Hans H. Estin                        Trustee                                             March 16, 2001
-----------------
Hans H. Estin

/s/ Ronald J. Jackson                    Trustee                                             March 19, 2001
---------------------
Ronald J. Jackson

/s/ Paul L. Joskow                       Trustee                                             March 13, 2001
------------------
Paul L. Joskow

/s/ Elizabeth T. Kennan                  Trustee                                             March 15, 2001
-----------------------
Elizabeth T. Kennan

/s/ Lawrence J. Lasser                   Trustee                                             March 19, 2001
----------------------
Lawrence J. Lasser

/s/ John H. Mullin, III                  Trustee                                             March 16, 2001
-----------------------
John H. Mullin, III

/s/ Robert E. Patterson                  Trustee                                             March 14, 2001
-----------------------
Robert E. Patterson

/s/ A. J. C. Smith                       Trustee                                             March 16, 2001
------------------
A. J. C. Smith

/s/ W. Thomas Stephens                   Trustee                                             March 13, 2001
----------------------
W. Thomas Stephens

/s/ W. Nicholas Thorndike                Trustee                                             March 19, 2001
-------------------------
W. Nicholas Thorndike

SCHEDULE A



Putnam California Investment Grade Municipal Trust
Putnam Convertible Opportunities and Income Trust
Putnam Dividend Income Fund
Putnam High Income Convertible and Bond Fund
Putnam High Yield Municipal Trust
Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust II
Putnam Investment Grade Municipal Trust III
Putnam Managed High Yield Trust
Putnam Managed Municipal Income Trust
Putnam Master Income Trust
Putnam Master Intermediate Income Trust
Putnam Municipal Opportunities Trust
Putnam New York Investment Grade Municipal Trust
Putnam Premier Income Trust
Putnam Tax-Free Health Care Fund